Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FIRST QUARTER 2018 RESULTS

Houston, April 24, 2018 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the first quarter of 2018 of $59.9 million, or $0.39 per share, on revenue of $482.3 million. This compares to net income from continuing operations of $21.9 million, or $0.14 per diluted share for the fourth quarter of 2017, on revenue of $497.0 million and a loss from continuing operations of $89.7 million, or $0.59 per share for the first quarter of 2017, on revenue of $400.9 million.

The Company recorded a pre-tax charge of $8.1 million, primarily related to restructuring charges during the first quarter. The resulting adjusted net loss from continuing operations for the first quarter of 2018 was $52.9 million, or $0.34 per share. This compares to an adjusted net loss from continuing operations of $51.2 million, or $0.33 per share for the fourth quarter of 2017.

David Dunlap, President and CEO, commented “In U.S. land markets, revenue and margins were effectively unchanged from the fourth quarter of 2017. Utilization of completion oriented products and services was challenged by periods of harsh weather and shortages of fracturing sand. Offsetting the challenging completions environment, U.S. land revenue in our drilling products and services segment grew 16%, contributing to a 19% increase in adjusted EBITDA for the segment. These highly differentiated product lines give us more leverage to the unfolding global oilfield recovery than many of our peers, and highlight our full cycle value proposition.

“The weather and supply chain challenges experienced in the U.S. muted the impact of increased customer demand during the quarter, limiting our financial results. We are increasingly confident that current levels of demand create an environment for utilization to improve well into 2019.

“Activity levels in the Gulf of Mexico were relatively stable during the quarter. Strengthening oil prices should ultimately drive higher utilization levels, but for the time being we believe our business is right sized for expected customer demand in the Gulf.

“International activity declined during what has historically been a seasonally weak quarter for our production services segment. Well control activity was also lower sequentially.

“After more than three years of declining industry activity, the challenges we face in the oilfield today are associated with growth and expansion. For the duration of the downturn, we have been gearing our organization for this moment. It is anticipated that improved commodity prices will drive further market improvement in the U.S. during 2018 and our service lines will continue to benefit from higher utilization levels. We are also prepared for Gulf of Mexico and international recovery with competitively advantaged business lines that will require minimal investment to respond to increased activity. We believe this positioning supports our goals of generating free cash flow, reducing debt levels and improving returns through the current cycle.”

First Quarter 2018 Geographic Breakdown

U.S. land revenue was $331.5 million in the first quarter of 2018, unchanged as compared with revenue of $331.0 million in the fourth quarter of 2017, and a 28% increase compared to revenue of $258.7 million in the first quarter of 2017. Gulf of Mexico revenue was $76.0 million, unchanged as compared with revenue of $76.4 million in the fourth quarter of 2017, and a 1% increase from revenue of $74.9 million in the first quarter of 2017. International revenue of $74.8 million decreased 17% as compared with $89.6 million in the fourth quarter of 2017 and increased 11% as compared to revenue of $67.3 million in the first quarter of 2017.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the first quarter of 2018 was $85.2 million, an 8% increase from fourth quarter 2017 revenue of $79.2 million and a 25% increase from first quarter 2017 revenue of $68.4 million.

U.S. land revenue increased 16% sequentially to $40.7 million, Gulf of Mexico revenue decreased 7% sequentially to $21.0 million and international revenue increased 9% sequentially to $23.5 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the first quarter of 2018 was $231.5 million, a 1% decrease from fourth quarter 2017 revenue of $232.7 million, and a 13% increase from first quarter 2017 revenue of $205.0 million.

Production Services Segment

The Production Services segment revenue in the first quarter of 2018 was $100.8 million, a 15% decrease from fourth quarter 2017 revenue of $118.2 million and a 47% increase from first quarter 2017 revenue of $68.6 million.

U.S. land revenue decreased 5% sequentially to $52.5 million as inefficiencies caused by winter weather, and supply chain tightness persisted, resulting in lower utilization for most service lines. Gulf of Mexico revenue decreased 12% sequentially to $17.5 million due primarily to lower hydraulic workover and snubbing activity. International revenue decreased 29% sequentially to $30.8 million due to lower levels of hydraulic workover and snubbing activity and well intervention work.

Technical Solutions Segment

The Technical Solutions segment revenue in the first quarter of 2018 was $64.8 million, a 3% decrease from fourth quarter 2017 revenue of $66.9 million and a 10% increase from first quarter 2017 revenue of $58.9 million.

U.S. land revenue decreased 17% sequentially to $6.8 million. Gulf of Mexico revenue increased 10% sequentially to $37.5 million driven by increased completion tools activity. International revenue decreased 17% to $20.5 million due to lower levels of well control activity.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Standard Time on Wednesday, April 25, 2018. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 800-263-0877. For those who cannot listen to the live call, a telephonic replay will be available through May 9, 2018 and may be accessed by calling 844-512-2921 and using the pin number 6139719.

About Superior Energy Services

Superior Energy Services (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our oil and natural gas property; risk associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on our operations; claims, litigation or other proceedings that require cash payments or could impair financial condition; not realizing the benefits of acquisitions or divestitures and price volatility of the Company’s common stock. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except earnings per share amounts) (unaudited)
	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Revenues	$482,318	$400,936	$497,043
Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	343,460	321,986	356,628
Depreciation, depletion, amortization and accretion	105,719	114,281	107,565
General and administrative expenses	75,820	75,493	68,934
Reduction in value of assets	—	—	4,202

Loss from operations	(42,681)	(110,824)	(40,286)
Other income (expense):
Interest expense, net	(24,887)	(24,250)	(24,776)
Other income (expense)	(1,735)	649	(822)

Loss from continuing operations before income taxes	(69,303)	(134,425)	(65,884)
Income taxes	(9,355)	(44,764)	(87,762)

Net income (loss) from continuing operations	(59,948)	(89,661)	21,878
Income (loss) from discontinued operations, net of income tax	224	(1,998)	(13,285)

Net income (loss)	$(59,724)	$(91,659)	$8,593

Basic earnings (losses) per share:
Net income (loss) from continuing operations	$(0.39)	$(0.59)	$0.14
Loss from discontinued operations	—	(0.01)	(0.08)

Net income (loss)	$(0.39)	$(0.60)	$0.06

Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(0.39)	$(0.59)	$0.14
Loss from discontinued operations	—	(0.01)	(0.08)

Net income (loss)	$(0.39)	$(0.60)	$0.06

Weighted average common shares:
Basic	154,121	152,701	153,085

Diluted	154,121	152,701	154,277

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	3/31/2018	12/31/2017
ASSETS
Current assets:
Cash and cash equivalents	$90,438	$172,000
Accounts receivable, net	443,253	398,056
Income taxes receivable	—	959
Prepaid expenses	45,330	42,128
Inventory and other current assets	149,484	134,032
Assets held for sale	3,860	13,644

Total current assets	732,365	760,819

Property, plant and equipment, net	1,300,897	1,316,944
Goodwill	809,342	807,860
Notes receivable	61,087	60,149
Restricted cash	20,585	20,483
Intangible and other long-term assets, net	140,487	143,970

Total assets	$3,064,763	$3,110,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$148,499	$119,716
Accrued expenses	215,801	221,757
Income taxes payable	934	—
Current portion of decommissioning liabilities	22,287	27,261
Current maturities of long-term debt	744	—
Liabilities held for sale	4,851	6,463

Total current liabilities	393,116	375,197

Deferred income taxes	48,773	61,058
Decommissioning liabilities	104,088	103,136
Long-term debt, net	1,280,569	1,279,771
Other long-term liabilities	160,048	158,634
Total stockholders’ equity	1,078,169	1,132,429

Total liabilities and stockholders’ equity	$3,064,763	$3,110,225

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(in thousands)

(unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(59,724)	$(91,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	105,719	114,281
Other noncash items	(5,075)	(20,486)
Changes in working capital and other	(65,878)	(44,861)

Net cash used in operating activities	(24,958)	(42,725)
Cash flows from investing activities:
Payments for capital expenditures	(65,734)	(21,188)
Other	12,135	4,090

Net cash used in investing activities	(53,599)	(17,098)
Cash flows from financing activities:
Other	(4,715)	(8,706)

Net cash used in financing activities	(4,715)	(8,706)
Effect of exchange rate changes in cash	1,812	2,194

Net decrease in cash, cash equivalents, and restricted cash	(81,460)	(66,335)
Cash, cash equivalents and restricted cash at beginning of period	192,483	246,092

Cash, cash equivalents, and restricted cash at end of period	$111,023	$179,757

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2018	December 31, 2017	March 31, 2017
U.S. land
Drilling Products and Services	$40,717	$35,146	$21,162
Onshore Completion and Workover Services	231,489	232,720	204,979
Production Services	52,457	55,010	23,435
Technical Solutions	6,833	8,161	9,085

Total U.S. land	$331,496	$331,037	$258,661

Gulf of Mexico
Drilling Products and Services	$20,989	$22,521	$23,485
Onshore Completion and Workover Services	—	—	—
Production Services	17,500	19,864	17,746
Technical Solutions	37,562	34,027	33,717

Total Gulf of Mexico	$76,051	$76,412	$74,948

International
Drilling Products and Services	$23,496	$21,559	$23,784
Onshore Completion and Workover Services	—	—	—
Production Services	30,760	43,363	27,424
Technical Solutions	20,515	24,672	16,119

Total International	$74,771	$89,594	$67,327

Total Revenues	$482,318	$497,043	$400,936

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2018	December 31, 2017	March 31, 2017
Revenues
Drilling Products and Services	$85,202	$79,226	$68,431
Onshore Completion and Workover Services	231,489	232,720	204,979
Production Services	100,717	118,237	68,605
Technical Solutions	64,910	66,860	58,921

Total Revenues	$482,318	$497,043	$400,936

Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$7,979	$340	$(8,322)
Onshore Completion and Workover Services	(7,141)	(9,888)	(49,128)
Production Services	(11,180)	(6,464)	(24,045)
Technical Solutions	1,817	3,176	(1,482)
Corporate and other	(26,064)	(23,248)	(27,847)

Total Adjusted Income (Loss) from Operations	$(34,589)	$(36,084)	$(110,824)

Adjusted EBITDA (1)
Drilling Products and Services	$37,620	$31,547	$26,407
Onshore Completion and Workover Services	40,514	41,311	19
Production Services	8,100	12,420	(3,456)
Technical Solutions	9,547	8,022	6,894
Corporate and other	(24,651)	(21,819)	(26,407)

Total Adjusted EBITDA	$71,130	$71,481	$3,457

(1)	Adjusted income (loss) from operations and adjusted EBITDA exclude the impact of restructuring costs for the three months ended March 31, 2018 and the impact of reduction in value of assets for the three months ended December 31, 2017. There were no adjustments for the three months ended March 31, 2017. For Non-GAAP reconciliations, refer to Table 2 below.

Non-GAAP Financial Measures

The following table reconciles net loss from continuing operations on a consolidated basis, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss from continuing operations on a consolidated basis (non-GAAP financial measure). This financial measure is provided to enhance investors’ overall understanding of the Company’s current financial performance.

Consolidated Adjusted Net Loss From Continuing Operations Reconciliation

(in thousands)

(unaudited)

Table 1

	Three months ended,
	March 31, 2018		December 31, 2017
	Consolidated	Per Share	Consolidated	Per Share
Reported net income (loss) from continuing operations	$(59,948)	$(0.39)	$21,878	$0.14
Reduction in value of assets and other items	8,092	0.05	4,202	0.02
Income taxes	(1,092)	—	(716)	—
US Tax Reform (1)	—	—	(76,529)	(0.49)

Adjusted net loss from continuing operations	$(52,948)	$(0.34)	$(51,165)	$(0.33)

(1)	Recorded in Income Taxes in the condensed consolidated statement of operations.

The following table reconciles net income/loss from continuing operations by segment, which is the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 2

	Three months ended, March 31, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$7,967	$(10,043)	$(14,092)	$2,273	$(46,053)	$(59,948)
Restructuring and other costs	12	2,902	2,912	500	1,766	8,092
Interest expense, net	—	—	—	(956)	25,843	24,887
Other expense	—	—	—	—	1,735	1,735
Income taxes	—	—	—	—	(9,355)	(9,355)

Adjusted income (loss) from operations	$7,979	$(7,141)	$(11,180)	$1,817	$(26,064)	$(34,589)

Depreciation, depletion, amortization and accretion	29,641	47,655	19,280	7,730	1,413	105,719

Adjusted EBITDA	$37,620	$40,514	$8,100	$9,547	$(24,651)	$71,130

	Three months ended, December 31, 2017
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$(1,016)	$(12,734)	$(6,464)	$4,116	$37,976	$21,878
Reduction in value of assets	1,356	2,846	—	—	—	4,202
Interest expense, net	—	—	—	(940)	25,716	24,776
Other expense	—	—	—	—	822	822
Income taxes	—	—	—	—	(87,762)	(87,762)

Adjusted income (loss) from operations	$340	$(9,888)	$(6,464)	$3,176	$(23,248)	$(36,084)

Depreciation, depletion, amortization and accretion	31,207	51,199	18,884	4,846	1,429	107,565

Adjusted EBITDA	$31,547	$41,311	$12,420	$8,022	$(21,819)	$71,481

	Three months ended, March 31, 2017
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net loss from continuing operations	$(8,322)	$(49,128)	$(24,045)	$(692)	$(7,474)	$(89,661)
Interest expense, net	—	—	—	(790)	25,040	24,250
Other expense	—	—	—	—	(649)	(649)
Income taxes	—	—	—	—	(44,764)	(44,764)

Loss from operations	$(8,322)	$(49,128)	$(24,045)	$(1,482)	$(27,847)	$(110,824)

Depreciation, depletion, amortization and accretion	34,729	49,147	20,589	8,376	1,440	114,281

EBITDA	$26,407	$19	$(3,456)	$6,894	$(26,407)	$3,457